Exhibit 99.1

Investor Presentation

Forward Looking Statements Statements contained in this presentation may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Terremark's actual results may differ materially from those set forth in the forward-looking statements due to a number of risks, uncertainties and other factors, as discussed in Terremark's filings with the SEC. These factors include, without limitation, Terremark's ability to obtain funding for its business plans, uncertainty in the demand for Terremark's services or products and Terremark's ability to manage its growth. Terremark does not assume any obligation to update these forward-looking statements. This Investor Presentation is not an offer or solicitation with respect to the purchase or sale of any security and is qualified in its entirety by the more detailed information contained in the prospectus. This Investor Presentation is not intended to constitute legal, tax or accounting advice or investment recommendations. Prospective investors should consult their own advisors about such matters.

Investment Highlights Leading Carrier-Neutral Data Center and Internet Exchange Provider Significant Competitive Advantages and High Barriers to Entry Industry Trends Driving Increased Demand for Internet Exchange Services Compelling Growth Strategy Substantial Operating Leverage Drives Improving Margins Strengthened Balance Sheet as a Result of Recent Equity Offering Strong Management Team with Deep Industry Experience

Selected by Telecommunication Consortium to Design and Operate Facility Gateway to North American, Latin American and European Internet Traffic Designed and Built to Disaster- Resistant Standards Maximum Security Features Including SCIF Certification Substantial Competitive Advantages and Barriers to Entry NAP of the Americas: TWW's Flagship Facility TWW's Flagship Facility TWW's Flagship Facility

Carrier-Neutral Model Carrier 2 Carrier 1 Carrier 3 Carrier 4 Carrier 5 Customer Value Proposition Carrier Neutrality Critical Mass of Fiber Connectivity State-of-the-Art Security, Power and Cooling 24/7 NOC "Zero-mile" Access Results Lower Costs Increased Efficiency Higher Quality Service Improved Network Performance

Colocation 58% SCIF Certified Space Conditioned Power and Cooling with 100% SLAs Managed Services 29% NOC Outsourcing Element Monitoring Professional Services Managed Bandwidth Revenue Generation Exchange Point Services 13% Cross Connects Peering * For the three months ended 12/31/2004. Excludes revenue from technology build-outs. Recurring Revenue* Revenue* Revenue*

Industry Trends External forces Driving Demand for Internet Exchange Services Continued Growth in Internet Usage Increased broadband penetration Rapid growth of e-commerce Emergence of VOIP Traffic doubling year-over-year Public Sector and Enterprise Verticals Network-based computing more ubiquitous Government IT spending growing Sarbanes-Oxley and HIPAA drive outsourcing Business continuity and homeland security concerns post 9/11

Growth Strategy Monetize Customer Contract Pipeline Deepen Relationships with Existing Customers Penetrate New Sectors Establish Insertion Points for Network Based Services Maintain and Establish a Presence in Strategic Locations

Target Verticals Target Verticals Target Verticals Target Verticals Carriers Carriers Service Providers Public Sector Enterprises Education

Public Sector Case Study SCIF certification Security clearances Sole Sourced and Publicly Awarded Contracts DTS-PO - IT provider for 47 separate agencies Miami Dade County - IT provider for 27 municipalities: School Boards Police Departments Public Health Departments

Insertion Point Platform

Terremark's Footprint Terremark's Footprint

TECOTA Acquisition Acquired 100% of TECOTA December 31, 2004 Strategic Rationale: Acquire complete control over facility security Increase space available to customers by over 2x Improve operating margins by eliminating rent expense

Experienced Management and Board

Senior Management- **Manuel D. Medina** Chairman, President and Chief Executive Officer	23 Years with Terremark Founded Terremark in 1982, PricewaterhouseCoopers, Real Estate Consulting
Jose Segrera Chief Financial Officer	4 Years with Terremark AT&T / FirstCom Corporation, KPMG Peat Marwick
Jamie Dos Santos Chief Marketing Officer	4 Years with Terremark 20 years at Telcordia / Bell Systems managing Latin American Professional Services and as an Account Director
Marvin Wheeler Chief Operations Officer	4 Years with Terremark 22 years at BellSouth managing data center and WAN/LAN operations
Selected Board Members- **Joseph Wright**	Joined Board in 2000 CEO of PanAmSat, Fmr. Vice-Chairman of W.R. Grace & Co., Fmr. Director of Office of Management and Budget, Reagan Administration Cabinet Member
Arthur Money	Joined Board in 2003 Fmr. Assistant Secretary of Defense and Defense Department CIO

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Financial Overview

Financial Highlights Terremark Is At An Inflection Point Recurring Revenue Model Provides Visibility and Predictability High switching costs lead to low churn Strong Pipeline of Customer Contracts High % of Operating Costs Are Fixed, Creating Leverage Expect to Turn EBITDA Positive During Q4'05 (FYE March) Limited Incremental CAPEX Requirements to Support Substantial Growth

Quarterly Revenue Growth Quarterly Revenue Growth

Key Metrics

Operating Leverage Operating Leverage Available Space Utilized Space Utilization of Total Space Utilization of Built-Out Space 356,000 sq. ft. 83,000 sq. ft. 83,000 sq. ft.

Revenue and EBITDA Growth FY2003 FY2004 9 Mos. 12/31/04 9 Mos. 12/31/04 ($US in Millions) * EBITDA is defined as loss from operations before depreciation, amortization and stock based compensation.

FY2005 and FY2006 Guidance * EBITDA is defined as loss from operations before depreciation, amortization and stock based compensation.

Long-Term Model (1) For the three months ended 12/31/2004. Excludes revenue from technology build-outs.

Capitalization Pro Forma cash and cash equivalents includes net proceeds of secondary offering closed on March 15th, 2005 plus actual December 31, 2004 cash balance. 9% notes, Citigroup mortgage and senior secured notes are shown at face value.

Fully Diluted Analysis

Investment Highlights Leading Carrier-Neutral Data Center and Internet Exchange Provider Significant Competitive Advantages and High Barriers to Entry Industry Trends Driving Increased Demand for Internet Exchange Services Compelling Growth Strategy Substantial Operating Leverage Drives Improving Margins Strengthened Balance Sheet as a Result of Recent Equity Offering Strong Management Team with Deep Industry Experience

Investor Presentation